
                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                           --------------------------

                                    FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 5, 1998

                       FRIEDE GOLDMAN INTERNATIONAL INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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
         DELAWARE                          0-22595                         72-1362492
(STATE OR OTHER JURISDICTION OF    (COMMISSION FILE NUMBER)    (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)



                      525 EAST CAPITOL STREET,  SUITE 402
                          JACKSON, MISSISSIPPI  39201
                             (ADDRESS OF PRINCIPAL
                               EXECUTIVE OFFICES
                                 AND ZIP CODE)

                                (601) 352-1107
                        (REGISTRANT'S TELEPHONE NUMBER,
                             INCLUDING AREA CODE)


                           -----------------------

ITEM 5.  OTHER EVENTS

         The Acquisition

         Friede Goldman International Inc., a Delaware corporation (the "Company"), through its subsidiary, Friede Goldman France, S.A.S., a French par actions simplifee (the "Purchaser"), acquired all of the issued and outstanding shares of capital stock of Achere, S.A., a French societe anonyme (the "Acquiree") from the following shareholders of the Acquiree: Mr. Jean-Francois Queru, Mr. Arnaud Queru, Ms. Helene Queru, Mrs. Regine Queru, Mr. Jean-Michel Gandreuil, Mrs. Dominique Gandreuil and MGLV, a French societe civile (collectively, the "Vendors"). The acquisition was effected pursuant to a Sale and Purchase Agreement, dated February 5, 1998 (the "Purchase Agreement"), by and among the Purchaser and the Vendors. Pursuant to the Purchase Agreement, the Purchaser also acquired all of the equity interests of the following direct and indirect subsidiaries of the Acquiree: France Marine S.A. ("France Marine"), Brissoneau & Lotz Marine S.A. ("BLM"), Brissoneau & Lotz Marine Offshore, S.A. ("BLM Offshore"), BOPP S.A. ("BOPP") and Kerdranvant S.A.R.L. ("Kerdranvant"). Under the terms of the Purchase Agreement, the Purchaser paid a purchase price of FF147,760,200 (approximately US$25,311,000 at the exchange rate in effect at the close of business on February 5, 1998) plus any applicable taxes and fees.

         The parties to the Purchase Agreement also executed an amendment thereto, dated the date of such agreement, whereby Mr. Gandreuil agreed to use a portion of the sale proceeds received by him to purchase shares of the Company's common stock. The shares purchased by Mr. Gandreuil have not been registered with the United States Securities and Exchange Commission, and accordingly, are subject to restrictions upon transfer.

         The Financing

         The Company financed the acquisition with net proceeds remaining from the Company's initial public offering in July 1997.

         Achere, S.A. and its Subsidiaries

         The Acquiree is a French holding company whose holdings include 100% of the outstanding shares of capital stock of France Marine.

         France Marine is a French holding company whose holdings include 99.9% of the outstanding shares of capital stock of each of BLM, BLM Offshore and BOPP and 74% of the outstanding equity interests of Kerdranvant (the remaining 26% of the outstanding equity interests are held by BOPP). In accordance with French law, a director of each of BLM, BLM Offshore and BOPP holds the remaining 0.1% of the outstanding shares of capital stock of each entity.

         BLM operates a facility in Carquefou, France near Nantes that designs and manufactures deck machinery, including mooring, anchoring and cargo handling equipment.

         BLM Offshore, also based in Carquefou, designs and manufactures rack-and-pinion jacking systems used on offshore drilling platforms.

         BOPP operates a facility in Lanveoc, France near Brest that manufactures trawl and draw net winches for inshore and ocean going fishing vessels and equipment for service vessels and hydrographical survey ships.

         Kerdranvant, also based in Lanveoc, manufactures hydraulic power and rack-and-pinion steering systems used in all types of vessels.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (A-B) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED AND PRO FORMA
               FINANCIAL INFORMATION

         If the Company determines that the transaction described in Item 5 constituted an acquisition of a significant amount of assets, the required financial statements and pro forma financial information will be filed by amendment hereto within the time period required by Item 7 of Form 8-K.

         (C)     EXHIBITS

         Exhibit 99.1  --  Press Release issued by Friede Goldman International
                           Inc. on February 9, 1998.

         Exhibit 99.2  --  Sale and Purchase Agreement, dated February 5, 1998, by and among Friede Goldman France S.A.S., Mr. Jean-Francois Queru, Mr. Arnaud Queru, Ms. Helene Queru, Mrs. Regine Queru, Mr. Jean-Michel Gandreuil, Mrs. Dominique Gandreuil and MGLV.

         Exhibit 99.3  --  Amendment No. 1 to Sale and Purchase Agreement, dated
                           February 5, 1998, by and among Friede Goldman France S.A.S., Friede Goldman International Inc., Mr. Jean-Francois Queru, Mr. Arnaud Queru, Ms. Helene Queru, Mrs. Regine Queru, Mr. Jean-Michel Gandreuil, Mrs. Dominique Gandreuil and MGLV.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 FRIEDE GOLDMAN INTERNATIONAL INC.


Date:    February 18, 1998

                                 By:  /s/ James A. Lowe, III
                                      ------------------------------
                                      James A. Lowe, III
                                      General Counsel and Secretary

                                 EXHIBIT INDEX

     Exhibit No.                                              Page No.
     -----------                                              --------

     Exhibit 99.1  --  Press Release issued by Friede Goldman International
                       Inc. on February 9, 1998.

     Exhibit 99.2  --  Sale and Purchase Agreement, dated February 5, 1998, by and among Friede Goldman France S.A.S., Mr. Jean-Francois Queru, Mr. Arnaud Queru, Ms. Helene Queru, Mrs. Regine Queru, Mr. Jean-Michel Gandreuil, Mrs. Dominique Gandreuil and MGLV.

     Exhibit 99.3  --  Amendment No. 1 to Sale and Purchase Agreement, dated
                       February 5, 1998, by and among Friede Goldman France S.A.S., Friede Goldman International Inc., Mr. Jean-Francois Queru, Mr. Arnaud Queru, Ms. Helene Queru, Mrs. Regine Queru, Mr. Jean-Michel Gandreuil, Mrs. Dominique Gandreuil and MGLV.